UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2016

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 682-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 5, 2016, U.S. Silica Holdings, Inc. (“U.S. Silica”) held its annual meeting of shareholders. The final voting results for the proposals presented at the meeting are set forth below.

1.	Election of directors nominated by U.S. Silica to serve for a term to expire in 2017 and until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Peter Bernard	35,979,404	726,185	8,945,243
William J. Kacal	36,242,526	463,063	8,945,243
Charles Shaver	35,730,859	974,730	8,945,243
Bryan A. Shinn	36,255,160	450,429	8,945,243
J. Michael Stice	35,944,806	760,783	8,945,243

Each of the director nominees was elected.

2.	Ratification of Grant Thornton LLP as independent registered public accounting firm for 2016:

Votes For	Votes Against	Abstentions
45,372,346	125,190	153,296

Grant Thornton LLP was ratified as U.S. Silica’s independent registered public accounting firm for 2016.

3.	Advisory vote to approve the compensation of U.S. Silica’s named executive officers as disclosed in the proxy statement for the 2016 annual meeting of shareholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,285,437	7,200,849	219,303	8,945,243

The compensation of U.S. Silica’s named executive officers was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2016

U.S. SILICA HOLDINGS, INC.

/s/ Christine Marshall
Christine Marshall General Counsel and Corporate Secretary